Groupon Reports Second Quarter 2025 Results
Global Revenue up 1% and Billings up 12%
North America Local Revenue up 3% and Local Billings up 20%
Completion of $244 million Financing Transaction

•Global revenue of $125.7 million
•Global billings of $416.7 million
•Net income from continuing operations of $20.6 million
•Adjusted EBITDA of $15.6 million
•Exited Q2 with $262.6 million in cash

CHICAGO - August 6, 2025 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the second quarter ended June 30, 2025. The company filed its Form 10-Q with the Securities and Exchange Commission and posted updated earning commentary on its investor relations website (investor.groupon.com).
"Our Q2 results demonstrate that Groupon's transformation is gaining real momentum, with 20% Billings growth in North America Local and accelerating customer acquisition across our core local category," said Dusan Senkypl, CEO of Groupon. "We're building a trusted destination for quality local experiences at unbeatable value. While we're still in the early innings of this opportunity, our marketplace health and platform velocity have established a clear pathway to sustained growth."
Second Quarter 2025 Summary
All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $125.7 million in the second quarter 2025, up 1% (down 0.1% FX-neutral) compared with the prior year period. Local revenue was $116.7 million in the second quarter 2025, up 2% (1% FX-neutral) compared with the prior year period.
•Gross billings were $416.7 million in the second quarter 2025, up 12% (10% FX-neutral) compared with the prior year period.
•Unit sales were 9.1 million in the second quarter 2025, up 7% sequentially and up 6% compared with the prior year period.
•Active customers were 15.8 million as of June 30, 2025, up 2% sequentially and consistent with the prior year period.
•Gross profit was $114.4 million in the second quarter 2025, up 2% (1% FX-neutral) compared with the prior year period.
•Marketing expense was $41.4 million, or 36% of gross profit in the second quarter 2025, compared with $36.5 million, or 32% of gross profit in the prior year period.
•SG&A was $70.7 million in the second quarter 2025 compared with $77.2 million in the prior year period.
•Net income from continuing operations was $20.6 million in the second quarter 2025 compared with net loss from continuing operations of $9.4 million in the prior year period.

•Adjusted EBITDA, a non-GAAP financial measure, was $15.6 million in the second quarter 2025, compared with $16.5 million in the prior year period.
•Operating cash flow from continuing operations for the second quarter 2025 was $28.4 million, and free cash flow, a non-GAAP financial measure, was $25.2 million.
•Cash and cash equivalents as of June 30, 2025 were $262.6 million.
North America
•North America revenue was $100.0 million in the second quarter 2025, up 2% compared with the prior year period. North America Local revenue was $94.5 million in the second quarter 2025, up 3% compared with the prior year period.
•North America gross billings were $324.8 million in the second quarter 2025, up 16% compared with the prior year period. North America Local billings were $292.4 million in the second quarter 2025, up 20% compared with the prior year period.
•North America unit sales were 6.3 million in the second quarter 2025, up 11% sequentially and up 8% compared with the prior year period.
•North America active customers were 10.8 million as of June 30, 2025, up 3% sequentially and up 6% compared with the prior year period.
•North America gross profit in the second quarter 2025 was $91.4 million, up 3% compared with the prior year period.
International
•International revenue was $25.7 million in the second quarter 2025, down 2% (7% FX-neutral) compared with the prior year period. International Local revenue was $22.2 million, down 1% (5% FX-neutral) compared with the prior year period. The Local category decrease was primarily due to the divestiture of Giftcloud, along with our withdrawal from the Italian market, which had a smaller impact. Excluding Giftcloud and Italy, International Local revenue increased 7%.
•International gross billings were $91.9 million in the second quarter 2025, down 3% (7% FX-neutral) compared with the prior year period. International Local billings were $73.0 million in the second quarter 2025, up 0.1% (down 4.4% FX-neutral) compared with the prior year period. Excluding Italy and Giftcloud, International Local billings increased 15%.
•International unit sales were 2.8 million in the second quarter 2025, down 2% sequentially and up 3% compared with the prior year period.
•International active customers were 5.0 million as of June 30, 2025, consistent with the sequential period and down 11% compared with the prior year period.
•International gross profit in the second quarter 2025 was $23.0 million, down 3% (8% FX-neutral) compared with the prior year period.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.

Completion of $244 Million Financing Transaction
On July 2, 2025, the Company issued $244 million aggregate principal amount of the 2030 Notes consisting of (i) $20 million aggregate principal amount of 2030 Notes issued in exchange for $20 million aggregate principal amount of the Company’s outstanding 2026 Notes and (ii) $224 million aggregate principal amount of 2030 Notes issued in exchange for $150 million aggregate principal amount of the Company’s outstanding 2027 Notes with a limited number of 2030 Notes Offering Participants.

The 2030 Notes are senior, unsecured obligations of the Company and accrue interest at a rate of 4.875% per annum, payable semi-annually in arrears on each June 30 and December 30, commencing December 30, 2025, and will mature on June 30, 2030, unless earlier converted, redeemed or repurchased.

The Company issued a separate press release and filed an 8-K with the Securities and Exchange Commission with more details on the terms of the transaction.

Changes to the Groupon Leadership Team

Effective September 1, 2025, Jiri Ponrt will assume the role of Chief Operating Officer (COO), and Rana Kashyap will become the Company’s next Chief Financial Officer (CFO).

"Jiri and Rana both joined Groupon during a pivotal time for the business in early 2023. Since then, they’ve played critical roles in advancing the Company’s transformation and forged a close partnership," said Dusan Senkypl, CEO of Groupon. "Jiri has been a key architect of the Company’s transformation—restructuring our cost base, improving its capital position, and instilling operational rigor. Beyond Finance, he leads the Company’s Legal, HR, and Finance Engineering teams, earning broad trust throughout our organization. Rana has led high-impact initiatives that created significant shareholder value, improved the Company’s commercial go to market motion, and strengthened our strategic positioning in the marketplace. He has a great understanding of our business drivers, a strategic lens to capital allocation, and a deep belief in our mission. Rana has earned the trust of our board, our investors, and our teams and is more than ready to step into the CFO role."

Jiri Ponrt joined Groupon from Pale Fire Capital and has served as the Company’s CFO since April 2023. Rana Kashyap joined Groupon from RPD Fund Management and currently serves as SVP, Finance leading FP&A, Treasury, Investor Relations, and Corporate Development & Strategy.

Outlook
For information about our guidance, refer to our earnings commentary that is posted on our investor relations website (investor.groupon.com).
Conference Call
A conference call will be webcast Thursday, August 7, 2025 at 7:00 a.m. CT / 8:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA, and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: foreign currency gains and losses, loss on extinguishment of exchanged debt, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. We exclude special charges and credits included charges related to our Italy Restructuring Plan, 2022 Restructuring Plan and 2020 Restructuring Plan, as well as gain on sale of assets, gain on sale of business and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results. For the Foreign VAT assessments, we also considered the fact that we ceased operations in Portugal in 2016 and it is not part of our ongoing business. We have not engaged in any revenue-generating or payroll-related activity in Portugal since ceasing those operations nor do we intend to engage in these activities in that jurisdiction in the future.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. Those measures are intended to facilitate comparisons to our historical performance.
Contribution Profit is financial measure and our measure of segment profitability, defined as net revenues less cost of sales and marketing expense.
Adjusted EBITDA is a non-GAAP performance measure that we define as Net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board to evaluate operating performance, generate future operating plans and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board. However, Adjusted EBITDA is not intended to be a substitute for Net income (loss) from continuing operations.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from Revenue reported in our Condensed Consolidated Statements of Operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants.

Active customers are unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate, including whether our Italian subsidiary's agreement with Italian tax authorities (to resolve certain Italian tax matters) is approved, and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our 4.875% convertible senior notes due June 2030 ("2030 Notes"), 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) and our 6.250% Convertible Senior Secured Notes due March 2027 (the "2027 Notes"); our Common Stock, including volatility in our stock price and financial markets; a potential economic slowdown; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A. Risk Factors on our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations Contact:
ir@groupon.com

Public Relations Contact:
Emma Coleman
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$262,575	$228,843
Accounts receivable, net	25,414	34,153
Prepaid expenses and other current assets	55,793	52,365
Total current assets	343,782	315,361
Property, equipment and software, net	16,499	17,827
Right-of-use assets - operating leases, net	7,589	6,041
Goodwill	178,685	178,685
Intangible assets, net	3,950	4,738
Investments	74,823	74,823
Deferred income taxes	6,227	6,071
Other non-current assets	15,848	9,144
Total assets	$647,403	$612,690
Liabilities and equity (deficit)
Current liabilities:
Current portion of convertible senior notes, net	$33,473	$—
Accounts payable	10,607	11,311
Accrued merchant and supplier payables	203,563	196,350
Accrued expenses and other current liabilities	111,865	97,765
Total current liabilities	359,508	305,426
Convertible senior notes, net	213,430	246,013
Operating lease obligations	4,455	3,604
Other non-current liabilities	18,689	16,596
Total liabilities	596,082	571,639
Commitment and contingencies
Stockholders' equity (deficit)
Common Stock, par value $0.0001 per share, 100,500,000 shares authorized; 50,718,261 shares issued and 40,424,144 shares outstanding at June 30, 2025; 50,090,026 shares issued and 39,795,909 shares outstanding at December 31, 2024	5	5
Additional paid-in capital	2,457,594	2,441,656
Treasury stock, at cost, 10,294,117 shares at June 30, 2025 and December 31, 2024	(922,666)	(922,666)
Accumulated deficit	(1,481,402)	(1,508,914)
Accumulated other comprehensive income (loss)	(2,335)	30,734
Total Groupon, Inc. stockholders' equity (deficit)	51,196	40,815
Noncontrolling interests	125	236
Total equity (deficit)	51,321	41,051
Total liabilities and equity (deficit)	$647,403	$612,690

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$125,702	$124,615	$242,889	$247,699
Cost of revenue	11,276	11,948	22,165	24,475
Gross profit	114,426	112,667	220,724	223,224
Operating expenses:
Marketing	41,399	36,520	75,836	65,329
Selling, general and administrative	70,669	77,212	140,509	151,610
Restructuring and related charges (credits)	(46)	(379)	91	(283)
Gain on sale of assets	—	(5,044)	—	(5,160)
Gain on sale of business	(10,650)	—	(10,650)	—
Total operating expenses	101,372	108,309	205,786	211,496
Income (loss) from operations	13,054	4,358	14,938	11,728
Other income (expense), net	18,466	(4,483)	26,037	(17,165)
Income (loss) continuing operations before provision (benefit) for income taxes	31,520	(125)	40,975	(5,437)
Provision (benefit) for income taxes	10,927	9,287	12,355	15,481
Income (loss) from continuing operations	20,593	(9,412)	28,620	(20,918)
Income (loss) from discontinued operations, net of tax	—	—	(471)	—
Net income (loss)	20,593	(9,412)	28,149	(20,918)
Net (income) loss attributable to noncontrolling interests	(256)	(623)	(637)	(1,388)
Net income (loss) attributable to Groupon, Inc.	$20,337	$(10,035)	$27,512	$(22,306)

Basic net income (loss) per share:
Continuing operations	$0.51	$(0.25)	$0.70	$(0.58)
Discontinued operations	—	—	(0.01)	—
Basic net income (loss) per share	$0.51	$(0.25)	$0.69	$(0.58)

Diluted net income (loss) per share:
Continuing operations	$0.46	$(0.25)	$0.65	$(0.58)
Discontinued operations	—	—	(0.01)	—
Diluted net income (loss) per share	$0.46	$(0.25)	$0.64	$(0.58)

Weighted average number of shares outstanding:
Basic	40,034,041	39,430,656	39,922,318	38,570,401
Diluted	50,780,325	39,430,656	43,357,429	38,570,401

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating activities
Net income (loss)	$20,593	$(9,412)	$28,149	$(20,918)
Less: Income (loss) from discontinued operations, net of tax	—	—	(471)	—
Income (loss) from continuing operations	20,593	(9,412)	28,620	(20,918)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	4,063	7,224	9,273	15,411
Amortization of acquired intangible assets	360	600	761	2,206
Stock-based compensation	8,782	6,418	16,476	8,792
Foreign currency (gains) losses, net	(12,899)	3,863	(19,973)	13,660
Foreign VAT assessments	—	4,092	—	4,092
Gain on sale of assets	—	(5,044)	—	(5,160)
Gain on sale of business	(10,650)	—	(10,650)	—
Change in assets and liabilities:
Accounts receivable	1,744	7,744	4,369	8,259
Prepaid expenses and other current assets	(3,829)	10,531	(2,969)	14,095
Right-of-use assets - operating leases	764	508	1,508	1,258
Accounts payable	1	1,936	(872)	(4,151)
Accrued merchant and supplier payables	9,087	(18,578)	1,108	(34,660)
Accrued expenses and other current liabilities	14,151	5,723	11,306	3,425
Operating lease obligations	(1,037)	(1,354)	(1,856)	(3,843)
Payment for early lease termination	—	—	—	(1,832)
Other, net	(2,711)	1,049	(8,704)	4,555
Net cash provided by (used in) operating activities from continuing operations	28,419	15,300	28,397	5,189
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	—
Net cash provided by (used in) operating activities	28,419	15,300	28,397	5,189
Investing activities
Purchases of property and equipment and capitalized software	(3,230)	(4,474)	(6,967)	(8,183)
Proceeds from sale of assets, net	—	9,000	—	9,116
Proceeds from sale of business, net	13,991	—	13,991	—
Acquisitions of intangible assets and other investing activities	—	(223)	—	(561)
Net cash provided by (used in) investing activities from continuing operations	10,761	4,303	7,024	372
Net cash provided by (used in) investing activities from discontinued operations	—	—	—	—
Net cash provided by (used in) investing activities	10,761	4,303	7,024	372
Financing activities
Payments of borrowings under revolving credit agreement	—	—	—	(42,776)
Proceeds from Rights Offering, net of issuance costs	—	—	—	79,619
Taxes paid related to net share settlements of stock-based compensation awards	(2,375)	(1,256)	(2,457)	(1,256)
Other financing activities	(309)	(465)	(681)	(1,967)
Net cash provided by (used in) financing activities	(2,684)	(1,721)	(3,138)	33,620

	Three Months Ended June 30,		Six Months Ended June 30,
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(489)	129	1,842	(365)
Net increase (decrease) in cash, cash equivalents and restricted cash	36,007	18,011	34,125	38,816
Cash, cash equivalents and restricted cash, beginning of period (1)	260,687	188,443	262,569	167,638
Cash, cash equivalents and restricted cash, end of period (1)	$296,694	$206,454	$296,694	$206,454
(1)     The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Condensed Consolidated Balance Sheets as of June 30, 2025, December 31, 2024, June 30, 2024 and December 31, 2023 (in thousands):

	June 30, 2025	December 31, 2024	June 30, 2024	December 31, 2023
Cash and cash equivalents	$262,575	$228,843	$178,089	$141,563
Restricted cash included in prepaid expenses and other current assets	34,119	33,726	28,365	26,075
Cash, cash equivalents and restricted cash	$296,694	$262,569	$206,454	$167,638

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
North America Segment:						Q2 2025
Gross billings(1):						Y/Y Growth
Local	$243,587	$248,751	$276,445	$255,656	$292,381	20.0%
Travel	21,881	15,078	15,477	22,242	23,997	9.7
Goods	13,501	11,234	13,886	8,621	8,380	(37.9)
Total gross billings	$278,969	$275,063	$305,808	$286,519	$324,758	16.4%
Revenue:
Local	$91,707	$81,479	$91,229	$85,942	$94,486	3.0%
Travel	3,858	2,919	2,833	3,659	4,342	12.5
Goods	2,792	2,491	2,629	1,512	1,168	(58.2)
Total revenue	$98,357	$86,889	$96,691	$91,113	$99,996	1.7%
Gross profit:
Local	$83,259	$73,026	$82,694	$78,464	$86,567	4.0%
Travel	3,191	2,513	2,429	3,094	3,856	20.8
Goods	2,429	2,199	2,295	1,314	1,009	(58.5)
Total gross profit	$88,879	$77,738	$87,418	$82,872	$91,432	2.9%

Contribution profit (2)	$59,402	$49,095	$54,224	$56,398	$58,272	(1.9)%

International Segment:						Q2 2025
Gross billings:						Y/Y Growth	FX Effect	Y/Y Growth excluding FX (3)
Local	$72,932	$76,793	$98,037	$80,478	$72,997	0.1	(4.5)	(4.4)%
Travel	7,284	7,659	8,463	7,080	6,225	(14.5)	(3.7)	(18.2)
Goods	14,422	13,877	17,750	12,399	12,717	(11.8)	(4.5)	(16.3)
Total gross billings	$94,638	$98,329	$124,250	$99,957	$91,939	(2.9)	(4.4)	(7.3)%
Revenue:
Local	$22,401	$23,473	$28,709	$22,419	$22,195	(0.9)	(4.5)	(5.4)%
Travel	1,588	1,383	1,497	1,392	1,249	(21.3)	(3.5)	(24.8)
Goods	2,269	2,734	3,481	2,263	2,262	(0.3)	(5.1)	(5.4)
Total revenue	$26,258	$27,590	$33,687	$26,074	$25,706	(2.1)	(4.5)	(6.6)%
Gross profit:
Local	$20,522	$21,614	$26,476	$20,325	$20,046	(2.3)	(4.4)	(6.7)%
Travel	1,407	1,192	1,302	1,202	1,086	(22.8)	(3.4)	(26.2)
Goods	1,859	2,351	2,990	1,899	1,862	0.2	(5.2)	(5.0)
Total gross profit	$23,788	$25,157	$30,768	$23,426	$22,994	(3.3)	(4.4)	(7.7)%

Contribution profit	$16,745	$17,542	$21,341	$15,463	$14,755	(11.9)%

Consolidated Results of Operations:
Gross billings:
Local	$316,519	$325,544	$374,482	$336,134	$365,378	15.4	(0.9)	14.5%
Travel	29,165	22,737	23,940	29,322	30,222	3.6	(0.8)	2.8
Goods	27,923	25,111	31,636	21,020	21,097	(24.4)	(2.4)	(26.8)
Total gross billings	$373,607	$373,392	$430,058	$386,476	$416,697	11.5	(1.1)	10.4%
Revenue:
Local	$114,108	$104,952	$119,938	$108,361	$116,681	2.3	(0.9)	1.4%
Travel	5,446	4,302	4,330	5,051	5,591	2.7	(1.0)	1.7
Goods	5,061	5,225	6,110	3,775	3,430	(32.2)	(2.3)	(34.5)
Total revenue	$124,615	$114,479	$130,378	$117,187	$125,702	0.9	(1.0)	(0.1)%
Gross profit:
Local	$103,781	$94,640	$109,170	$98,789	$106,613	2.7	(0.8)	1.9%
Travel	4,598	3,705	3,731	4,296	4,942	7.5	(1.0)	6.5
Goods	4,288	4,550	5,285	3,213	2,871	(33.0)	(2.3)	(35.3)
Total gross profit	$112,667	$102,895	$118,186	$106,298	$114,426	1.6	(1.0)	0.6%

Contribution profit	$76,147	$66,637	$75,566	$71,861	$73,027	(4.1)%
Net cash provided by (used in) operating activities from continuing operations	$15,300	$(16,258)	$66,963	$(22)	$28,419	85.7%
Free cash flow	$10,826	$(19,666)	$63,221	$(3,759)	$25,189	132.7%

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Active customers(4):
North America	10.2	10.2	10.3	10.5	10.8
International	5.6	5.3	5.1	5.0	5.0
Total active customers	15.8	15.5	15.4	15.5	15.8

North America Units:
Local	5,308	5,376	6,018	5,367	6,018
Goods	487	379	443	259	238
Travel	87	61	66	89	89
Total North America units	5,882	5,816	6,527	5,715	6,346

International Units:
Local	2,259	2,475	3,142	2,446	2,450
Goods	381	352	551	336	287
Travel	39	41	51	43	33
Total International units	2,679	2,868	3,744	2,825	2,771

Consolidated Units:
Local	7,567	7,851	9,160	7,813	8,468
Goods	868	731	993	595	526
Travel	126	102	117	132	123
Total consolidated units	8,561	8,684	10,270	8,540	9,117

Headcount:
Sales (5)	657	716	676	694	556
Other	1,403	1,434	1,403	1,310	1,258
Total headcount	2,060	2,150	2,079	2,004	1,814

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss) from continuing operations:

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Income (loss) from continuing operations	$(9,412)	$14,522	$(50,118)	$8,027	$20,593
Adjustments:
Stock-based compensation (1)	6,418	8,890	9,052	7,694	8,782
Depreciation and amortization	7,824	6,895	6,504	5,611	4,423
Restructuring and related charges (2)	(379)	896	453	137	(46)
(Gain) on sale of assets	(5,044)	—	—	—	—
(Gain) on sale of business	—	—	—	—	(10,650)
Foreign VAT assessments (3)	3,302	3,672	—	—	—
Other (income) expense, net (4)	4,483	(22,429)	44,449	(7,571)	(18,466)
Provision (benefit) for income taxes	9,287	2,321	8,321	1,428	10,927
Total adjustments	25,891	245	68,779	7,299	(5,030)
Adjusted EBITDA	$16,479	$14,767	$18,661	$15,326	$15,563
(1)Stock-based compensation excludes expense related to the liability-classified 2024 Executive PSUs. Refer to Item 1, Note 8, Stockholders' Equity (Deficit) and Compensation Arrangements for more information.
(2)The Company recognized credits during the three months ended June 30, 2025, as well as during the three and six months ended June 30, 2024. See Item 1, Note 10, Restructuring and Related Charges for additional information.
(3)The Foreign VAT assessments adjustment excludes related interest expense of $0.1 million for the three months ended December 31, 2024, $0.9 million for the three months ended September 30, 2024 and $0.8 million for the three months ended June 30, 2024 as the interest expense is included within Other (income) expense, net.
(4)    Includes $1.6 million related to a loss on extinguishment of exchanged debt in connection with the Exchange and Subscription agreements for the year ended December 31, 2024.

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Net cash provided by (used in) operating activities from continuing operations	$15,300	$(16,258)	$66,963	$(22)	$28,419
Purchases of property and equipment and capitalized software from continuing operations	(4,474)	(3,408)	(3,742)	(3,737)	(3,230)
Free cash flow	$10,826	$(19,666)	$63,221	$(3,759)	$25,189

Net cash provided by (used in) investing activities from continuing operations	$4,303	$(3,442)	$(3,742)	$(3,737)	$10,761
Net cash provided by (used in) financing activities	$(1,721)	$(691)	$14,861	$(454)	$(2,684)